Exhibit 23.2 - Consent of Independent Accountants


   We consent to the incorporation by reference in the Registration Statement of Congoleum Corporation on Form S-8 (File No. 33-97220) of our report dated February 20, 1996 on our audits of the financial statements and financial statement schedule of Congoleum Corporation as of December 31, 1995 and for the years ended December 31, 1995 and 1994, which report is included as Exhibit 23.3 in this Form 10-K.




/S/COOPERS & LYBRAND L.L.P.
---------------------------
Philadelphia, Pennsylvania
March 14, 1997